UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: June 3, 2016
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 3, 2016, 17 subsidiaries of Sun Communities Operating Limited Partnership (the "Operating Partnership"), which is the primary operating subsidiary of Sun Communities, Inc. (the "Company"), entered into a Master Credit Facility Agreement (the "Fannie Mae Credit Agreement") with Regions Bank, as lender.

Pursuant to the Fannie Mae Credit Agreement, Regions Bank loaned a total of $338.0 million under a senior secured credit facility, comprised of two ten-year term loans in the amount of $300.0 million and $38.0 million, respectively (collectively the "Fannie Mae Financing"). The $300.0 million term loan bears interest at 3.69% per year and the $38.0 million term loan bears interest at 3.67% per year for a blended rate of 3.688% per year. The Fannie Mae Financing provides for principal and interest payments which will be due based on a 30-year amortization.

The Fannie Mae Financing is secured by mortgages encumbering 17 manufactured housing communities comprised of real and personal property owned by the Borrowers. Additionally, the Company and the Operating Partnership have provided a guaranty of the recourse carve-out obligations of the borrowers under the Fannie Mae Financing. At the lenders' option, the Fannie Mae Financing will become immediately due and payable upon an event of default under the Fannie Mae Credit Agreement.

The foregoing description of the Fannie Mae Financing does not purport to be complete and is qualified in its entirety by reference to the Fannie Mae Credit Agreement which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference in this Item 1.01.

On June 9, 2016, three subsidiaries of the Operating Partnership entered into mortgage loan documents (the “NML Loan Documents”) with The Northwestern Mutual Life Insurance Company (“NML”).

Pursuant to the NML Loan Documents, NML made three portfolio loans to the subsidiary borrowers in the aggregate amount of $405.0 million.  NML loaned $162.0 million under a ten-year term loan to two of the subsidiary borrowers (the “Portfolio A Loan”). The Portfolio A Loan bears interest at 3.53% per year and is secured by deeds of trust encumbering seven manufactured housing community and one recreational vehicle (“RV”) community.  NML also loaned $163.0 million under a 12-year term loan (the “Portfolio B Loan”) to one subsidiary which is also a borrower under the Portfolio A Loan.  The Portfolio B Loan bears interest at 3.71% per year and is secured by deeds of trust and a ground lease encumbering eight manufactured housing communities.  NML also loaned $80.0 million under a 12-year term loan (the “Portfolio C Loan” and, collectively, with the Portfolio A Loan and the Portfolio B Loan, the “NML Financing”) to one subsidiary borrower. The Portfolio C Loan bears interest at 3.71% per year and is secured by a mortgage encumbering one RV community.  All of the manufactured housing and RV communities that secure the NML Financing were acquired as part of the Carefree Communities acquisition described in Item 2.01 below.

The NML Financing is generally non-recourse, however, the borrowers under the NML Financing and the Operating Partnership are responsible for certain customary non-recourse carveouts. In addition, the NML Financing will be fully recourse to the subsidiary borrowers and the Operating Partnership if (a) the borrowers violate the prohibition on transfer covenants set forth in the loan documents or (b) a voluntary bankruptcy proceedings is commenced by the borrowers or an involuntary bankruptcy, liquidation, receivership or similar proceeding has been commenced against the borrowers and remains undismissed for a period of 90 days.

The foregoing description of the NML Financing does not purport to be complete and is qualified in its entirety by reference to the NML Loan Documents which are filed as Exhibits 10.2 through 10.7 to this Form 8-K and incorporated by reference in this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 9, 2016, pursuant to a Stock Purchase Agreement dated March 22, 2016, the Company through the Operating Partnership, acquired from Carefree Communities Intermediate Holdings, L.L.C. (the "Seller") all of the issued and outstanding shares of common stock of Carefree Communities Inc. ("Carefree Communities"). Carefree Communities owns 103 manufactured home and RV communities, comprising 9,829 developed manufactured home sites and 17,725 RV sites and approximately 396 additional manufactured home sites and approximately 2,586 additional RV sites suitable for development.

The aggregate purchase price for the acquisition was $1.68 billion. At the closing, the Company issued the Seller 3,329,880 shares of its common stock (the "Acquisition Shares") at an issuance price of $67.57 per share (or $225.0 million in common stock), and the Operating Partnership paid the balance of the purchase price, or $1.455 billion, in cash. Approximately $1.0 billion of the cash payment was applied simultaneously with the closing to pay off debt on the properties owned by Carefree Communities so that the Company acquired Carefree Communities on a cash-free, debt-free basis. The Operating Partnership funded the cash portion of the purchase price in part with the proceeds of the Fannie Mae Financing and the NML Financing described in Item 1.01 above.

The foregoing description of the acquisition does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Stock Purchase Agreement which is incorporated by reference into this Form 8-K as Exhibit 2.1, the terms of which are incorporated by reference in this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Fannie Mae Financing and the NML Financing set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the issuance of the Acquisition Shares set forth in Item 2.01 above is hereby incorporated into this Item 3.02. The Company issued the Acquisition Shares to the Seller as consideration for the acquisition of Carefree Communities. The issuance of the Acquisition Shares was made in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Regulation D, as promulgated by the Securities and Exchange Commission under the Securities Act.

Item 8.01	Other Events.

On June 9, 2016, the Company issued a press release, furnished as Exhibit 99.1 and incorporated herein by reference, announcing the Carefree Communities closing. The information contained in this Item 8.01 on Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description	Method of Filing
2.1	Stock Purchase Agreement dated March 22, 2016, among Carefree Communities Intermediate Holdings, L.L.C., Sun Communities, Inc. and Sun Communities Operating Limited Partnership*	Incorporated by reference to Sun Communities, Inc.'s Current Report on Form 8-K filed March 22, 2016
10.1
Master Credit Facility Agreement, dated June 3, 2016, by and among Sun Apple Creek LLC; Sun Bell Crossing LLC; Sun Boulder Ridge LLC; Aspen-Brentwood Project, LLC; Sun Cave Creek LLC; Sun Countryside Lake Lanier LLC; Sun Cutler Estates LLC; Aspen-Grand Project, LLC; Sun Hamlin LLC; Sun Hawaiian Holly LLC; Holiday West Village Mobile Home Park, LLC; Sun Meadowbrook FL LLC; Sun Oakcrest LLC, Sun Pine Ridge LLC; Sun Scio Farms LLC; Sun Villa MHC LLC; Waverly Shores Village Mobile Home Park, LLC, as Borrowers, and Regions Bank, as Lender
Filed herewith
10.2	Master Loan Agreement dated June 9, 2016, by and among Carefree Communities CA LLC, NHC-CA101, LLC and The Northwestern Mutual Life Insurance Company	Filed herewith
10.3
Promissory Note dated June 9, 2016 in the original principal amount of $162.0 million executed by Carefree Communities CA LLC and NHC-CA101, LLC in favor of The Northwestern Mutual Life Insurance Company
Filed herewith
10.4	Master Loan Agreement dated June 9, 2016, by and between Carefree Communities CA LLC and The Northwestern Mutual Life Insurance Company	Filed herewith
10.5	Promissory Note dated June 9, 2016 in the original principal amount of $163.0 million executed by Carefree Communities CA LLC in favor of The Northwestern Mutual Life Insurance Company	Filed herewith
10.6	Amended and Restated Mortgage and Security Agreement dated June 9, 2016, by and between SNF Property LLC and The Northwestern Mutual Life Insurance Company	Filed herewith
10.7	Amended and Restated Promissory Note dated June 9, 2016 in the original principal amount of $80.0 million executed by SNF Property LLC in favor of The Northwestern Mutual Life Insurance Company	Filed herewith
99.1	Press release dated June 9, 2016	Filed herewith

* Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K because such schedules and exhibits do not contain information which is material to an investment decision or which is not otherwise disclosed in the filed agreements. The Company will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: June 9, 2016	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
2.1	Stock Purchase Agreement dated March 22, 2016, among Carefree Communities Intermediate Holdings, L.L.C., Sun Communities, Inc. and Sun Communities Operating Limited Partnership*	Incorporated by reference to Sun Communities, Inc.'s Current Report on Form 8-K filed March 22, 2016
10.1
Master Credit Facility Agreement, dated June 3, 2016, by and among Sun Apple Creek LLC; Sun Bell Crossing LLC; Sun Boulder Ridge LLC; Aspen-Brentwood Project, LLC; Sun Cave Creek LLC; Sun Countryside Lake Lanier LLC; Sun Cutler Estates LLC; Aspen-Grand Project, LLC; Sun Hamlin LLC; Sun Hawaiian Holly LLC; Holiday West Village Mobile Home Park, LLC; Sun Meadowbrook FL LLC; Sun Oakcrest LLC, Sun Pine Ridge LLC; Sun Scio Farms LLC; Sun Villa MHC LLC; Waverly Shores Village Mobile Home Park, LLC, as Borrowers, and Regions Bank, as Lender
Filed herewith
10.2	Master Loan Agreement dated June 9, 2016, by and among Carefree Communities CA LLC, NHC-CA101, LLC and The Northwestern Mutual Life Insurance Company	Filed herewith
10.3
Promissory Note dated June 9, 2016 in the original principal amount of $162.0 million executed by Carefree Communities CA LLC and NHC-CA101, LLC in favor of The Northwestern Mutual Life Insurance Company
Filed herewith
10.4	Master Loan Agreement dated June 9, 2016, by and between Carefree Communities CA LLC and The Northwestern Mutual Life Insurance Company	Filed herewith
10.5	Promissory Note dated June 9, 2016 in the original principal amount of $163.0 million executed by Carefree Communities CA LLC in favor of The Northwestern Mutual Life Insurance Company	Filed herewith
10.6	Amended and Restated Mortgage and Security Agreement dated June 9, 2016, by and between SNF Property LLC and The Northwestern Mutual Life Insurance Company	Filed herewith
10.7	Amended and Restated Promissory Note dated June 9, 2016 in the original principal amount of $80.0 million executed by SNF Property LLC in favor of The Northwestern Mutual Life Insurance Company	Filed herewith
99.1	Press release dated June 9, 2016	Filed herewith